Exhibit 10.2

Exhibit 10.2

EXECUTION COPY

CONSENT AND AMENDMENT NO. 1 Dated as of December 14, 2010

in relation to

CREDIT AND SECURITY AGREEMENT Dated as of July 15, 2008

THIS CONSENT AND AMENDMENT NO. 1 (this “Amendment”) dated as of December 14, 2010 is entered into by and among GWG DLP FUNDING II, LLC, a Delaware limited liability company, as a Borrower (“GWG DIP”), UNITED LENDING SPV, LLC, a Delaware limited liability company, as a Borrower (“United Lending SPV” and, together with GWG DLP, the “Borrowers”), GWG LIFE SETTLEMENTS, LLC, a Delaware limited liability company, as a Seller and the Life Settlement Master Servicer (“GWG Life Settlements”), UNITED LENDING, LLC, a Delaware limited liability company, as a Seller and the Premium Finance Master Servicer (“United Lending” and, together with GWG Life Settlements, the “Master Servicers”), OPPORTUNITY BRIDGE FUNDING, LLC, as a Seller (“OBF”), GWG HOLDINGS, LLC, a Delaware limited liability company, as the Performance Guarantor (“GWG Holdings”), AUTOBAHN FUNDING COMPANY LLC, a Delaware limited liability company, as the Lender (the “Lender”), and DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, as the Agent (the “Agent”).

PRELIMINARY STATEMENTS

A. Reference is made to the Credit and Security Agreement dated as of July 15, 2008 among the Borrowers, the Master Servicers, OBF, GWG Holdings, the Lender and the Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

B. The GWG Parties have requested that the Agent and Lender approve, and subject to the terms and conditions of this Amendment the Agent and the Lender have agreed to approve, Magna Life Settlements, Inc., a Florida corporation, as a Life Settlement Provider under the Credit Agreement.

C. GWG Life Settlements has informed the Agent and the Lender that it has issued, and expects to continue to issue, notes (the “Life Notes”) under the Amended and Restated Note Issuance and Security Agreement dated as of May 8, 2009, by and among GWG Life Settlements, the Noteholders parties thereto, GWG LifeNotes Trust and Lord Securities Corporation, as amended pursuant to an amendment and restatement dated as of November 15, 2010 and an amendment dated as of December 7, 2010 (the “Note Issuance and Security Agreement”), and, in connection therewith, has pledged its equity interest in GWG DLP as collateral therefor (such pledge, the “Equity Interest Pledge”). GWG Life Settlements has

requested that the Lender and the Agent consent to such issuance and pledge. The Lender and the Agent have agreed to grant such consent on the terms and conditions hereinafter set forth.

D. The parties hereto have agreed to effect certain other amendments to the Credit Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises set forth above, and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Consents. Effective as of the Effective Date (as defined in Section 3 below), each of the Lender and the Agent hereby consents to the following:

Life Notes. The incurrence of Indebtedness by GWG Life Settlements under the Life Notes and the related Equity Interest Pledge, in each case in accordance with the terms and conditions of the Note Issuance and Security Agreement attached hereto as Annex I.

Amendments to LLC Agreements. The amendments to each Borrower’s Limited Liability Company Agreement in the form attached hereto as Annex II.

SECTION 2. Amendments. Effective as of the Effective Date (as defined in Section 3 below), the Credit Agreement is hereby amended as follows:

2.1 Section 1.01 of the Credit Agreement is amended by adding the following new defined terms in the appropriate alphabetical order:

“17g-5 Representative” means any deal team officer within the New York Asset Securitization Group of DZ Bank.

“A.M. Best” means A.M. Best Company, or any successor thereto.

“Cause” means the conviction of, or the entry of a guilty plea or nolo contendere by, the Independent Director for a crime of dishonesty or moral turpitude or any action by the Independent Director which constitutes gross negligence, bad faith or willful misconduct in the conduct of his or her duties as a director of the applicable Borrower.

“CDS Agreement” means an agreement between a Borrower and a CDS Counterparty that governs one or more credit default swap transactions, which agreement shall consist of a “Master Agreement” in a form published by the International Swaps and Derivatives Association, Inc., together with a “Schedule” thereto and one or more “Confirmations” thereunder confirming the specific terms of each such CDS Transaction.

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“CAS Counterparty” means a counterparty that enters into a CDS Transaction with a Borrower.

“CDS Transaction” means each credit default swap transaction between a Borrower and a CDS Counterparty that is governed by a CDS Agreement.

“Eligible CDS Counterparty” means, at any time of determination, a CDS Counterparty that (i) if an insurance company, (x) has financial strength ratings from at least two out of the following three rating agencies; Standard & Poor’s, Moody’s and A.M. Best, (y) such financial strength ratings are not less than “AA-” by Standard & Poor’s (if rated by Standard & Poor’s), “Aa3” by Moody’s (if rated by Moody’s) and “A-” by A.M. Best (if rated by A.M. Best), and (z) such CDS Counterparty has been approved by the Agent in writing as an Eligible CDS Counterparty hereunder, and (ii) if not an insurance company, (x) has a long-term unsecured, non-credit enhanced debt rating (a “Debt Rating) from at least two out of the following three rating agencies: Fitch, Standard & Poor’s and Moody’s, (y) such Debt Ratings are not less than “AA-” by Fitch (if rated by Fitch), “AA-” by Standard & Poor’s (if rated by Standard & Poor’s) and “Aa3” by Moody’s (if rated by Moody’s) and (iii) has been approved by the Agent in writing as an Eligible CDS Counterparty hereunder.

“Eligible CDS Transaction” means a CDS Transaction:

(i) that is entered into between a Borrower and an CDS Counterparty that is at all times an Eligible CDS Counterparty;

(ii) for which the related CDS Agreement is consistent with customary rating agency criteria for “swap-dependent” transactions and is otherwise be in form and substance satisfactory to the Agent.

(iii) that references certain debt obligations of a Qualified Life Insurance Carrier;

(iv) for which neither the CDS Counterparty nor any of its Affiliates is an Affiliate of the referenced Qualified Life Insurance Carrier or any of its Affiliates;

(v)	for which all premium and other payment

obligations of the applicable Borrower thereunder have been paid in full upfront on the date such transaction is entered into;

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(vi) that has a tenor of at least five (5) years;

(vii) under which the CDS Counterparty is obligated to make all payments directly to the Collection Account;

(viii) that provides for settlement in cash only; and

(ix) that has otherwise been approved in writing by the Agent in its sole discretion.

“First Amendment Effective Date” means December 14, 2010.

“Life Notes” means the “Promissory Notes” from time to time issued by, and evidencing “Loans” made to, GWG Life Settlements under, and as each such term is defined in, the Note Issuance and Security Agreement.), as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with their terms and the terms of this Agreement.

“Life Notes Prospectus” means the Confidential Private Placement Memorandum dated November 15, 2010, with respect to GWG Life Settlements’ offering of the Life Notes.), as the same may be supplemented or otherwise modified or replaced from time to time after the First Amendment Effective Date in accordance with the terms of this Agreement, and shall include any registration statement for the Life Notes.

“Magna Purchase and Sale Agreement” means that certain Life Settlements Purchase and Sale Agreement dated as of January 15, 2007 by and among GWG Life Settlements, LLC (formerly known as Great Growth West, LLC) and Magna Life Settlements, Inc. (formerly known as Magna Administrative Services, Inc.), as supplemented by an addendum dated as of January 1, 2007, as amended by amendments dated as of November 13, 2008 and July 1, 2009, and as such agreement may be further amended, restated, supplemented or otherwise modified from time to time after the First Amendment Effective Date in accordance with its terms and the terms of this Agreement.

“Note Issuance and Security Agreement” means the Amended and Restated Note Issuance and Security Agreement dated as of May 8, 2009 by and among GWG Life Settlements, the noteholders parties thereto, GWG LifeNotes Trust and Lord Securities Corporation, as amended pursuant to an amendment and restatement dated as of November 15, 2010 and an amendment dated as of December 7, 2010, and as the same may be further

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amended, restated, supplemented or otherwise modified from time to time after the First Amendment Effective Date in accordance with its terms and the terms of this Agreement.

“Rule 17g-5” means Rule 17g-5 under the Securities Exchange Act of 1934, as amended, as such rule may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Securities and Exchange Commission in the adopting release (Amendments to Rules for Nationally Recognized Statistical Rating Organizations, Exchange Act Release No. 34-61050, 74 Fed. Reg. 63,832, 63,865 (Dec. 4, 2009)) and subject to such clarification and interpretation as may be provided by the Securities and Exchange Commission or its staff from time to time.

“Transaction Information” means any information provided to any nationally recognized statistical rating organization providing a rating or proposing to provide a rating to, or monitoring an existing rating of, the Lender’s commercial paper, in each case, to the extent related to providing or proposing to provide such rating or monitoring such rating including, without limitation, information in connection with any GWG Party or the Collateral.

2.2 The definition of “Collections” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Collections” means (a) all cash collections and other cash proceeds of any Asset included in the Collateral or any Other Conveyed Property relating to any Asset included in the Collateral with respect thereto, including, without limitation, all payments of principal, interest and Finance Charges with respect to such Asset (in the case of Loan) and all Net Death Benefits (in the case of a Purchased Policy) and all prepayments, recoveries, investment earnings, insurance proceeds, fees, Liquidation Proceeds and other cash proceeds of any Other Conveyed Property with respect to such Asset available for application to amounts payable in respect of such Asset, (b) any amounts paid to or for the account of the Borrowers pursuant to the terms of any Related Document, including, without limitation, payments made under CDS Transactions and (c) all other cash collections and other cash proceeds of the Collateral.

2.3 Clause (ii) of the definition of “Excess Concentration Amount” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

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(ii) the amount (if any) by which (A) the excess of (I) the aggregate Collateral Balance of the Eligible Assets consisting of or secured by Policies issued by all Qualified Life Insurance Carriers that do not, at the time of determination, have financial strength ratings from at least two of Standard & Poor’s, Moody’s and A.M. Best or that, at the time of determination, have a financial strength rating below (x) “AA-” from Standard & Poor’s (if rated by Standard & Poor’s), (y) “Aa3” from Moody’s (if rated by Moody’s) or (z) “A-” from A.M. Best (if rated by A.M. Best) over (II) the aggregate notional amount of all CDS Transactions referencing such Qualified Life Insurance Carriers that are Eligible CDS Transactions at the time of determination exceeds (B) 20% of the greater of (x) the Eligible Asset Balance and (y) $30,000,000;

2.4 The definition of “Excess Concentration Amount” in Section 1.01 of the Credit Agreement is further amended to (a) delete the “and” appearing immediately at the end of subclause (xiv) therein, (b) replace the period appearing at the end of subclause (xv) with “, and”, and (c) insert the following new subclause (xvi) in proper numerical order:

(xvi) the aggregate, for all Eligible CDS Counterparties (treating each Eligible CDS Counterparty and its Affiliates as a single Eligible CDS Counterparty), of the amount (if any) by which (A) the aggregate notional amount of CDS Transactions entered into by an Eligible CDS Counterparty exceeds (B) 10% of the greater of (x) Eligible Asset Balance and (y) $30,000,000;

2.5 The definition of “Independent Director” set forth in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Independent Director” means a Person who (i) is not, and has not been during the preceding five years, a stockholder, member, employee, partner, officer, director, manager or supplier of any GWG Party or any of their respective Affiliates, (ii) does not have, and has not during the preceding five years had, a personal friendship or business or family relationship with any stockholder, member, employee, partner, officer, director, manager or supplier of any GWG Party or Affiliate of such GWG Party (other than as an independent director or in a similar capacity for the Borrowers or another Affiliate of GWG Life Settlements), and (iii) (a) has prior experience as an independent director or manager for an entity whose charter documents require the unanimous consent of all independent directors or managers thereof before such entity could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable state or federal law relating to bankruptcy and (b) is employed by, and has at least three years of

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employment experience with, Lord Securities Corporation, Global Securitization Services, LLC or Amacar, L.L.C. or a similar nationally recognized provider of advisory, management, or placement services to issuers of securitization or structured finance instruments, agreements or securities, which in the ordinary course of its business provides Independent Directors for special-purpose financing entities such as the Borrowers, that is approved by the Agent in writing.

2.6 The definition of “Insurance Company Concentration” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows;

“Insurance Company Concentration” means, at any time with respect to any Qualified Life Insurance Carrier, the excess of (x) the aggregate Collateral Balance of Assets secured by or consisting of Policies issued by such Qualified Life Insurance Carrier over (y) the aggregate notional amount of all Eligible CDS Transactions referencing such Qualified Life Insurance Carrier. For purposes of the foregoing, each Qualified Life Insurance Carrier and its Affiliates shall be treated as a single Qualified Life Insurance Carrier.

2.7 The definition of “Insurance Company Concentration Limit” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Insurance Company Concentration Limit” means, with respect to any Qualified Life Insurance Carrier, the product of (a) the greater of (x) the Eligible Asset Balance and (y) $30,000,000 and (b) applicable percentage specified below:

(i) if such Qualified Life Insurance Carrier has, at the time of determination, a financial strength rating from at least two of Standard & Poor’s, Moody’s and A.M. Best and does not, at the time of determination, have a financial strength rating below (x) “AA-” from Standard & Poor’s (if rated by Standard & Poor’s), (y) “Aa3” from Moody’s (if rated by Moody’s) or (z) “A-” from A.M. Best (if rated by A.M. Best), 17.5%; and

(ii) if such Qualified Life Insurance Carrier does not fall within clause (i), 10%.

2.8 The definition of “Life Settlement Provider” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Life Settlement Provider” means each of the life settlement providers listed on Schedule VIII to this Agreement, which Schedule may be amended from time to time by the Agent

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acting in its sole discretion to evidence the Agent’s approval of additional life settlement providers.

2.9 The definition of “Liquidation Proceeds” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Liquidation Proceeds” means Collections consisting of (i) the Sales Price received as a result of the sale of a Purchased Policy to a Third Party Buyer pursuant to Section 2.14, (ii) the Net Death Benefit paid by an insurance carrier under a Purchased Policy or a Policy securing a Loan (iii) the cash settlement payment paid by a CDS Counterparty in respect of a credit event under a CDS Transaction referencing the debt obligations of an Qualified Life Insurance Carrier with respect to a Purchased Policy or (iv) the repayment in full of the outstanding principal balance of a Loan together with accrued and unpaid interest thereon due as of the date of such repayment or any other proceeds received in respect of a Policy that secures or secured a Loan (whether in connection with the enforcement of the security interest therein or any other sale of such Policy, but excluding any such proceeds required to be returned to the applicable Obligor pursuant to the terms of the applicable Loan Documents or applicable law), in each case to the extent actually received in cash and deposited into the Collection Account.

2.10 The definition of “Maximum Advance Rate” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Maximum Advance Rate” means at any time a percentage equal to the sum of (i) the product of (A) 60% and (B) a fraction, the numerator of which is the aggregate Collateral Balance of the Eligible Assets that are Bridge Loans at such time, and the denominator of which is the Eligible Asset Balance and (ii) the product of (A) 70% and (B) a fraction, the numerator of which is the aggregate Collateral Balance of all Eligible Assets (other than Bridge Loans) at such time, and the denominator of which is the Eligible Asset Balance.

2.11 The definition of “Origination Agreement” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Origination Agreement” means an agreement in form and substance satisfactory to the Agent, between a Life Settlement Provider and the applicable seller relating to the purchase of Policies, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

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The definition of “Policy File” in Section 1.01 of the Credit Agreement is amended by replacing the reference therein to “Exhibit B-2” with “Exhibit B-3”.

The definition of “Purchase and Sale Agreement” in Section 1.01 of the Credit Agreement is amended and restated in its entirety to read as follows:

“Purchase and Sale Agreement” means a Purchase and Sale Agreement between (i) in the case of a Premium Finance Loan, an Initial Lender and United Lending in substantially the form attached as part of Exhibit B-l hereto or such other form as the Agent may approve in writing (such approval not to be unreasonably withheld) and (ii) in the case of a Purchased Policy, the Life Settlement Provider and the Person from whom the Life Settlement Provider, as applicable, purchased such Policy in substantially the form attached as part of Exhibit B-3 hereto (including any applicable commission disclosure statement) or such other form as the Agent may approve in writing (such approval not to be unreasonably withheld), as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

2.14 The definition of “Related Documents” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Related Documents” means, collectively, this Agreement, the Fee Letter, the Sale and Servicing Agreement, the Life Settlement Servicing Agreement, the Performance Guaranty, the Backup Servicing Agreement, the Trust Agreement, each Trust Certificate, the Titling Trust Security Agreement, each Purchase and Sale Agreement, each Assignment, the Collateral Account Agreement, each Deposit Account Control Agreement, each Eligible Escrow Agreement, the Note Issuance and Security Agreement, the Life Notes and all other instruments, documents and agreements executed in connection with any of the foregoing. The Related Documents executed by any party are referred to herein as “such party’s Related Documents,” “its Related Documents” or by a similar expression.

2.15 The definition of “Subordinated Indebtedness” in Section 1.01 of the Credit Agreement is amended and restated in its entirety as follows:

“Subordinated Indebtedness” means (a) the Life Notes, if and only if the aggregate outstanding principal balance of the Life Notes with a maturity date earlier than the Scheduled Program Maturity Date, together with accrued and unpaid interest thereon, does not at any time exceed $100,000,000 (or such higher amount as is consented to by the Agent in writing), and (b) any other

Indebtedness of a GWG Party which (i) matures not earlier than the date that is one year after the Scheduled Program Maturity Date and (ii) has been subordinated to the payment of the obligations of such GWG Party under the Related Documents, as evidenced by a written subordination agreement in form and substance reasonably satisfactory to the Agent.

2.16 Section 4.01 of the Credit Agreement is amended to insert the following new subsections (ee) and (ff) in proper alphabetical order:

(ee) Transaction Information. None of the GWG Parties, nor any Affiliate of a GWG Party or any third party with which any GWG Party or any Affiliate thereof has contracted, has delivered, in writing or orally, to any nationally recognized statistical rating organization providing or proposing to provide a rating to, or monitoring the rating of, the Lender’s commercial paper, any Transaction Information without providing such Transaction Information to the Agent prior to delivery to such nationally recognized statistical rating organization and has not participated in any oral communications with respect to Transaction Information with such nationally recognized statistical rating organizations without the participation of a 17g-5 Representative of the Agent.

(ft) Life Notes Prospectus. The Life Notes Prospectus is true and accurate in all material respects, on the date as of which such information is stated and does not and will not contain any material misstatement of fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

2.17 Section 5.01(a) of the Credit Agreement is amended to re-number subsection (ix) thereof as subsection (x) and to insert the following new clause (ix) in the appropriate numerical order as follows:

(ix) Life Notes. Concurrently with the delivery of the monthly report pursuant to subsection (iii) above with respect to each calendar month beginning with the month of December 2010, and until the Final Payout Date, the GWG Parties shall provide to the Agent a status report concerning the Life Notes as of the end of such month certified by a Responsible Officer of each of the GWG Parties, which report shall include (a) the number of, aggregate principal balance of and aggregate accrued and unpaid interest on, the outstanding Life Notes as of such month end, (b) the number of, aggregate principal balance of and aggregate accrued and unpaid interest on, the outstanding Life Notes with stated maturities prior to the Scheduled Program Maturity Date as of such month end, (c) the number of beneficial owners of outstanding securities issued by GWG Life Settlements (excluding Life Notes with a maturity at the time of issuance not exceeding nine months), (d) a statement that none of the GWG Parties is an “investment company” within the meaning of the Investment Company Act of 1940, and (e) such other information as may be reasonably requested by the Agent from time to time. The GWG Parties shall promptly notify the Agent of the filing of any registration statement with respect to the Life Notes, and of the withdrawal of any such registration statement. In addition, the GWG Parties shall deliver to the Agent promptly (and in any event within one (1) Business Day) after their receiving the same, a copy of each comment letter or other correspondence received from the SEC or any other Governmental Authority relating to the Life Notes or the status of the GWG Parties for purposes of the Investment Company Act of 1940.

Section 5.01(k)(v) of the Credit Agreement is amended to delete each reference to “Independent Manager” and replace it with “Independent Director”.

Section 5.01(k)(vi) of the Credit Agreement is amended and restated in its entirety as follows:

(vi) observe all limited liability company formalities as a distinct entity, and ensure that all limited liability company actions relating to (A) the dissolution or liquidation of such Borrower and (B) the initiation or participation in, acquiescence in or consent to any bankruptcy, insolvency, reorganization or similar proceeding involving such Borrower, are duly authorized by unanimous vote of its Board of Directors (including the Independent Director);

2.20 Section 5.01 (k) of the Credit Agreement is further amended to (a) delete the “and” appearing immediately at the end of subclause (xii) therein, (b) replace the period appearing at the end of subclause (xiii) with “, and”, and (c) insert the following new subclause (xiv) in proper numerical order:

(xiv) maintain its charter documents in conformity with this Agreement, such that (1) it does not amend, restate, supplement or otherwise modify its certificate of formation or limited liability company agreement in any respect that would impair its ability to comply with the terms or provisions of any of the Related Documents, including, without limitation, Section 5.01 (k) of this Agreement; and (2) its limited liability company agreement, at all times that this Agreement is in effect, provides for not less than five (5) days’ prior written notice to the Agent of the replacement or appointment of any director that is to serve as an Independent Director in accordance with Section 5.01 (q).

2.21 Section 5.01 of the Credit Agreement is amended to insert the following new subsection (q) in proper alphabetical order:

(q) Removal and Appointment of Independent Director, The applicable Borrower will notify the Agent in writing of (i) the decision to appoint a new Person as the “Independent Director” of such Borrower for purposes of this Agreement, such notice (a) to be issued not less than five (5) days prior to the effective date of such appointment and (b) to contain a written certification of a Responsible Officer of such Borrower that the designated Person satisfies the criteria set forth in the definition herein of “Independent Director,” and (ii) the removal of any Independent Director of such Borrower, such notice (a) to be issued promptly, but in any event, not less than five (5) days prior to the appointment of a replacement Independent Director and (b) to contain a written certification of a Responsible Officer of such Borrower citing which clause of Section 5.02(n) permits the removal of such Independent Director.

2.22 Section 5.02 of the Credit Agreement is amended to insert the following new clauses (m), (n) and (o) in proper alphabetical order:

(m) Transaction Information. No GWG Party shall, nor shall it permit any Affiliate of a GWG Party or any third party with which a GWG Party or any Affiliate thereof has contracted to, deliver, in writing or orally, to any nationally recognized statistical rating organization providing or proposing to provide a rating to, or monitoring a rating of, the Lender’s commercial paper, any Transaction Information without providing such Transaction Information to the Agent prior to delivery to such nationally recognized statistical rating organization or participate in any oral communications with respect to Transaction Information with such nationally recognized statistical rating organizations without the participation of a 17g-5 Representative of the Agent.

(n) Removal of Independent Director. No GWG Party shall, nor shall it permit any of its Affiliates to, remove or permit the removal of any Independent Director of any Borrower, except (1) for Cause, (2) in the event the Independent Director ceases to be employed by the service provider which is his or her employer on the date such Independent Director was first engaged by such Borrower, or (3) with the written consent of the Agent.

(o) Life Notes. The GWG Parties will not, without the prior written consent of the Agent and the Lender (i) make any payments in respect of outstanding Life Notes or cause the issuance of any additional Life Notes, if at the time of such proposed payment or issuance an Event of Default, Potential Event of Default or Termination Event exists or would result therefrom, (ii) issue or permit the transfer of any Life Notes except in accordance with the terms and conditions of the Note Issuance and Security Agreement and in a manner consistent with the disclosures made in the Life Notes Prospectus including, without limitation, in each case the transfer restrictions therein or (iii) permit the Note Issuance and Security Agreement, the Life Notes Prospectus or any Life Notes to be amended, supplemented or otherwise modified except for amendments, supplements and other modifications that are necessary to comply with changes in applicable securities laws for which the Agent is given prior or concurrent written notice.

2.23 Section 6.01(i) of the Credit Agreement is amended and restated in its entirety as follows:

(A) any GWG Party or Subsidiary thereof other than GWG DLP Funding, LLC shall fail to pay any Indebtedness in excess of $100,000 when due; or (B) any GWG Party or Subsidiary thereof other than GWG DLP Funding, LLC shall default in the performance of any term, provision or condition contained in any agreement under which any such Indebtedness was created or is governed, the effect of which is to cause, or to permit the holder or holders of such Indebtedness to cause, such Indebtedness to become due prior to its stated maturity; or

2.24 Section 6.0l(r) of the Credit Agreement is deleted in its entirety and replaced with the following:

(r) Any Person shall be appointed as an Independent Director of a Borrower without prior notice and certification thereof having been given to the Agent in accordance with Section 5.0l(q) or without satisfying all of the criteria set forth in the definition herein of “Independent Director.”

2.25 Section 9.13 of the Credit Agreement is amended to insert the following new clause (c) in proper alphabetical order:

(c) Notwithstanding anything to the contrary contained herein or in any of the other Related Documents, each of the parties hereto acknowledges and agrees that the Agent may post to an internet website maintained by the Agent and required by any nationally recognized rating agency providing a rating or proposing to provide a rating to the Lender’s commercial paper in connection with Rule 17g-5, the following information: (x)(i) to the extent disclosed to any nationally recognized rating agency providing or proposing to provide a rating to, or monitoring a credit rating of, the Lender’s commercial paper, any confidential proprietary information with respect to any GWG Party and their respective Affiliates and each of their respective businesses obtained by the Lender or the Agent in connection with the structuring, negotiation and execution of the transactions contemplated herein and in the other Related Documents and (ii) any other nonpublic information with respect to any GWG Party received by the Lender or the Agent, in each case to the extent such information was provided to such nationally recognized rating agency in connection with providing or proposing to provide a rating to, or to monitor an existing rating of, the Lender’s commercial paper, (y) the Related Documents and (z) any other Transaction Information.

Schedule I to the Credit Agreement is amended and restated in its entirety to read as set forth in the new Schedule I attached hereto as Annex III hereto.

Schedule VI to the Credit Agreement is amended and restated in its entirety to read as set forth in the new Schedule VI attached hereto as Annex IV hereto.

Schedule VII to the Credit Agreement is amended and restated in its entirety to read as set forth in the new Schedule VII attached hereto as Annex V hereto.

The Credit Agreement is amended to add Annex VI hereto as a new Schedule VIII thereto in the appropriate numerical order.

Exhibit B-3 to the Credit Agreement is amended to add the form of Purchased Policy Documents (including the commission disclosure statement) of Magna Life Settlements, Inc. attached as Annex VII hereto.

SECTION 3. Conditions Precedent. This Amendment shall become effective as of the date first written above (the “Effective Date”), subject to the condition that the Agent shall have confirmed its receipt of:

(i) a copy of this Amendment duly executed by the Borrowers, the Master Servicers, OBF, GWG Holdings, the Lender and the Agent;

(ii) evidence, in the form of a certificate of the Secretary or Assistant Secretary of each Borrower, that such Borrower’s limited liability company agreement (as attached thereto) has been amended in the form attached hereto as Annex IV in order to comply with the requirements set forth in Section 2.20 of this Amendment;

(iii) an updated private placement memorandum for the Life Notes and a copy the Note Issuance and Security Agreement, in each case in form and substance (including as to transfer restrictions) satisfactory to the Agent and certified by a Responsible Officer as being true, correct and complete;

(iv) bring-down due diligence responses with respect to Magna Life Settlements, Inc., which have been reviewed by, and met the satisfaction of, the Agent;

(v) a copy of the memorandum of Locke Lord Bissell & Liddell LLP, counsel to GWG DLP, re: Compliance with State Insurance Law Licensing Requirements for Life Settlement Providers, in form and substance satisfactory to the Agent; and

(vi) to the extent invoiced, all fees and expenses due and payable on or prior to the date hereof in connection with this Amendment.

SECTION 4. Additional Covenants Relating to the Life Notes. The consents in Section 1.1 of this Amendment are being made in reliance upon the Agent’s and the Lender’s expectations that the GWG Parties will comply with the covenants and other agreements set forth in this Section 4. A failure to satisfy any of the provisions of this Section 4 will result in an immediate Event of Default under the Credit Agreement notwithstanding any cure or grace periods contained therein.

On or prior to June 14, 2012, the Borrowers shall deliver to the Agent and the Lender an opinion of Locke Lord Bissell & Liddell LLP (or other counsel acceptable to the Agent and the Lender), in form and substance satisfactory to the Agent and the Lender, concluding that, when taking into consideration the existence and ongoing issuance of Life Notes under the Note Issuance and Security Agreement, none of the GWG Parties is an “investment company” within the meaning of the Investment Company Act of 1940 (the “1940 Act Opinion”).

Notwithstanding any provision of the Credit Agreement to the contrary, during the period beginning on the date hereof and ending on the earliest to occur of (i) the date on which the 1940 Act Opinion is delivered, (ii) the date on which any Interim Funding Trigger Event (as defined below) occurs or (iii) December 14, 2011, the Borrowers may not borrow, and the Lender shall not be required to make, any Advances under the Credit Agreement the proceeds of which shall be used to acquire Assets except for Advances in accordance with the terms and conditions of the Credit Agreement that in the aggregate for such period than do not exceed $30,000,000.

For purposes of the foregoing, “Interim Funding Trigger Event” shall mean any of the following:

(i) GWG fails to file a registration statement for the Life Notes (the “Life Notes Registration Statement”) pursuant to Section 5 of the United States Securities Act of 1933, as amended, fails to deliver a courtesy copy of the Life Notes Registration Statement to the Division of Investment Management of the United States Securities and Exchange

Commission (the “SEC”), or fails to deliver to the Agent a copy of the Life Notes Registration Statement, together with a copy of written correspondence evidencing delivery of the Life Notes Registration Statement to the Division of Investment Management of the SEC, in each case on or prior to June 14, 2011;

(ii) GWG withdraws its filing of the Life Notes Registration Statement; or

(iii) any change in, or in the interpretation of, any law, rule or regulation occurs, or any GWG Party receives a comment letter or other correspondence (written or oral) from the SEC or any other Governmental Authority, in each case the result of which is that it reasonably appears that the SEC or such other Governmental Authority are of the view that one or more GWG Parties would be required to register as an investment company under the Investment Company Act of 1940 when considering the Life Note program as proposed in the Life Notes Registration Statement.

If the 1940 Act Opinion has not been delivered to the Agent and the Lender on or prior to December 14, 2011, notwithstanding any provision of the Credit Agreement to the contrary, the Borrowers may not borrow, and the Lender shall not be required to make, any Advances under the Credit Agreement the proceeds of which shall be used to acquire Assets on or after such date, unless and until the 1940 Act Opinion is delivered in accordance with Section 4.1 above.

The provisions of Sections 4.2 through 4.4 shall not limit the Borrowers’ ability to borrow Advances the proceeds of which shall be used to either (A) fund payments of premium due under a Purchased Policy or a Policy securing a Defaulted Asset included in the Collateral or (b) make periodic payments of Interest and Facility Fees due and payable under the Credit Agreement, in each case in accordance with the terms and conditions of the Credit Agreement.

SECTION 5. Representations and Warranties. Each of the GWG Parties party hereto hereby represents and warrants that (a) this Amendment constitutes its legal, valid and binding obligation, enforceable against such party in accordance with its terms, (b) before and after giving effect to this Amendment, the representations and warranties of each such party, respectively, set forth in Credit Agreement and the other Related Documents are true and correct in all material respects with the same effect as if made on the date hereof and (c) no event has occurred and is continuing that constitutes an Event of Default, Potential Event of Default or Termination Event.

SECTION 6. Fees and Expenses. The Borrowers shall jointly and severally pay to the Agent and the Lender on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, execution and delivery of this Amendment and any of the other instruments, documents and agreements to be executed and/or delivered in connection herewith, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel to the Agent and the Lender with respect thereto.

SECTION 7. Reference to and Effect on the Credit Agreement.

Upon the effectiveness of this Amendment, (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof, “herein” or words of like import shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby, (b) each reference to the Credit Agreement in any other Related Document or any other document, instrument or agreement executed and/or delivered in connection therewith, shall mean and be a reference to the Credit Agreement as amended or otherwise modified hereby and (c) this Amendment shall constitute a Related Document for all purposes under the Credit Agreement.

Except as specifically provided herein, the Credit Agreement, the other Related Documents and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.

Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Agent or the Lender under the Credit Agreement, the other Related Documents or any other document, instrument, or agreement executed in connection therewith, nor constitute a waiver of any provision contained therein.

SECTION 8. Reaffirmation of Performance Guaranty. The Performance Guarantor hereby (i) reaffirms all of its obligations under the Performance Guaranty and (ii) acknowledges and agrees that (A) the Performance Guaranty shall remain in full force and effect and (B) the Performance Guaranty is hereby ratified and confirmed, in each case after giving effect to this Amendment.

SECTION 9. Governing Law. THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

SECTION 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or portable document format (PDF) shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

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IN WITNESS WHEREOF, the parties hereto Have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first written above.

CWG DLP FUNDING II, LLC as a Borrower

By /s/ Jon Sabes

Name: Jon Sabes

Title: President

UNITED LENDING SPV, LLC, as a Borrower

By /s/ Jon Sabes

Name: Jon Sabes

Title: President

CWG LIFE SETTLEMENTS, LLC, as a Seller

and Life Settlement Master Servicer

By /s/ Jon Sabes

Name: Jon Sabes

Title: CEO

UNITED LENDING, LLC, as a Seller and

Premium Finance Master Servicer

By /s/ Jon Sabes

Name: Jon Sabes

Title: CEO

Signature Page to Consent and Amendment No. 1

OPPORTUNITY BRIDGE FUNDING, LLC. as a

Seller

By /s/ Jon Sabes

Name: Jon Sabes

Title: CEO

CWG HOLDING, LLC, as Performance

Guarantor

By /s/ Jon Sabes

Name: Jon Sabes

Title: CEO

Signature Page to Consent and Amendment No. 1

DZ BANK AG DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, as Agent

By /s/ Christopher Tucker

Name: Christopher Tucker

Title: Senior Vice President

By /s/ Patrick F. Preece

Name: Patrick F. Preece

Title: Managing Director

AUTOBAHIN FUNDING COMPANY LLC, as Lender

By: DZ BANK AG DEUTSCHE ZENTRAL –GENOSSENSCHAFTSBANK, its Attorney-in-Fact

By /s/ Christopher Tucker

Name: Christopher Tucker

Title: Senior Vice President

By /s/ Patrick F. Preece

Name: Patrick F. Preece

Title: Managing Director

Signature Page to Consent and Amendment No. 1

ANNEX III TO

CONSENT AND AMENDMENT NO. 1

SCHEDULE 1 TO

CREDIT AND SECURITY

AGREEMENT

ELIGIBILITY CRITERIA; PERFECTION REPRESENTATIONS A. Eligibility Criteria

“Eligible Asset” means, at any time, an Eligible Loan or an Eligible Policy that satisfies each of the following criteria:

(i) such Asset was originated or purchased by the applicable Seller in the ordinary course of such Seller’s business in accordance with and through the application of the Operating Policies and Practices and such Seller’s standard credit underwriting procedures (in effect at the time of such origination or purchase) within 90 days prior to the date such Asset was first included in the Collateral hereunder;

(ii) neither such Asset nor any related Policy or Asset Document contravenes any law, rule or regulation applicable thereto (including, without limitation, any law, rule and regulation relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, licensing, fair debt collection practices, privacy, insurance, life settlement transactions, premium finance lending, anti-rebating or usury) and neither such Asset nor any related Policy or any related Asset Document was created, solicited or entered into in violation of any law, rule or regulation;

(iii) each GWG Party, the Initial Lender (if applicable), the Bridge Loan Lender (if applicable), the related Life Settlement Provider (if applicable), each Master Servicer, the Life Settlement Servicer (if applicable) and each other Person at any time owning an interest in, or servicing, such Asset and the related Collateral had all licenses and permits necessary to originate, own and/or service, as applicable, such Asset and the related Collateral, and all consents, licenses, approvals and authorizations of, or registrations, declarations for filings with, any Governmental Authority required to be obtained, effected or given by any party in connection with the origination, purchase and servicing of such Asset and the related Collateral as contemplated by the related Asset Documents and the Related Documents and the security interest granted hereunder have been duly obtained, effected or given and are in full force and effect;

(iv) no selection procedures having an adverse effect on the Borrowers, the Lender or the Agent have been utilized by the applicable Seller in selecting the Asset from those loans and policies owned by the applicable Seller and its Affiliates which meet the eligibility criteria specified herein, it being hereby acknowledged by the Agent that the neither shall have the exclusive right to acquire each Asset acquired by any Seller or any of its Affiliates;

(v) such Asset, and each related Asset Document, constitutes the legal, valid and binding obligation of each party thereto, enforceable against each such party in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy,

Signature Page to Consent and Amendment No. 1

insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(vi) such Asset and the related Asset Documents are not subject to, nor has there been asserted, any litigation or any right of rescission, set off, counterclaim or other defense of any related Obligor or any related Insured; and the related Initial Lender (if applicable), the related Bridge Loan Lender (if applicable) or the related Life Settlement Provider (if applicable), the applicable Seller and the applicable Borrower have performed all of their respective obligations under such Asset Documents in accordance with the terms thereof;

(vii) such Asset is not (and has never been) a Defaulted Asset;

(viii) the related Obligor (a) is not a Governmental Authority, (b) is not an Affiliate of any GWG Party and (c) is not the subject of any Insolvency Event;

(ix) all of the representations and warranties set forth in Sections 4.01 (p) and 4.01 (q) of this Agreement and in Part B of this Schedule I with respect to such Asset and the Other Conveyed Property with respect thereto are true and correct;

(x) none of the Asset Documents related to such Asset or any applicable law, rule or regulation applicable to such Asset or such Asset Documents or the related Policy (a) requires the consent of any party to, or otherwise prohibits or restricts, the transfer, sale or assignment of such Asset or any Other Conveyed Property or the rights or obligations of the Initial Lender (if applicable), Bridge Loan Lender (if applicable) or Life Settlement Provider (if applicable) or the applicable Seller (or their respective assignees) under any Asset Document in the manner contemplated by the Related Documents, (b) except as required by applicable law, contains a confidentiality provision that purports to restrict the ability of the Borrowers, the Agent or the Lender to exercise its rights under any Related Document, including, without limitation, its right to review all Asset Documents or (c) requires any assignee of such Asset to obtain a license or other authorization in connection with the acquisition of such Assets or any interest therein; provided that any such assignee (other than the relevant Borrower or the Agent, as assignee or secured party pursuant to the Related Documents) may be required to be licensed under the terms of any applicable premium finance law or life settlement law; in furtherance of the foregoing, in the case of Loan, the related Loan Agreement expressly permits the Initial Lender or Bridge Loan Lender, as applicable, to sell or assign all or any portion of its rights or obligations thereunder to any other Person without the consent of the related Obligor, the related Insured or any other Person;

(xi) a Custodian File for such Asset has been delivered to the Custodian pursuant to the terms of the Custodian Agreement and the Agent has received (i) a Custodian Receipt certifying receipt of all Specified Documents (as defined in the Custodian Agreement) with respect to such Asset and (ii) within thirty (30) days following the date such Asset is first included in the Collateral, a Post-Closing Collateral Receipt (as defined in the Custodian Agreement) certifying receipt of all Post-Closing

Specified Documents (as defined in the Custodian Agreement) with respect to such Asset, which Custodian Receipt and Post-Closing Collateral Receipt do not identify any deficiencies in respect of such Custodian File, unless the Agent has waived such deficiencies;

(xii) the information with respect to such Asset set forth in the Schedule of Assets has been produced from the Electronic Ledger and is true and correct as of the close of business on the date such Asset is first included in the Collateral;

(xiii) such Asset was originated without fraud or material misrepresentation on the part of the Insured, the Obligor, the Originator, the Initial Lender (if applicable), the Bridge Loan Lender (if applicable), the Life Settlement Provider (if applicable), the GWG Parties or any of their respective Affiliates;

(xiv) neither the Initial Lender, Bridge Loan Lender or Life Settlement Provider, as applicable, nor any GWG Party nor any of their respective Affiliates has done anything to convey any right to any Person (other than the applicable Borrower, the Lender or the Agent) that would result in such Person having a right to payments due under such Asset or otherwise to impair the rights of the applicable Borrower, the Agent or the Lender in such Asset or the proceeds thereof, and prior to the sale by the applicable Seller of its interest in the Asset and the Other Conveyed Property with respect thereto to the applicable Borrower, neither such Seller nor such Borrower had any constructive or actual knowledge that its interest in such Asset or Other Conveyed Property were subject to the actual or claimed interest of any Person other than (A) in the case of a Premium Finance Loan, the ownership interest of the related Obligor in the Policy securing such Asset and (B) Permitted Liens;

(xv) the applicable Seller has caused the portions of its Electronic Ledger relating to such Asset to be clearly and unambiguously marked to show that such Asset has been sold to the applicable Borrower in accordance with the terms of the Sale and Servicing Agreement and a security interest therein has been granted by such Borrower to the Agent for the benefit of the Secured Parties in accordance with the terms of this Agreement; and

(xvi) such Asset was not purchased pursuant to the Magna Purchase and Sale Agreement by means of a Funder ELIP Notice (as such term is defined in the Magna Purchase and Sale Agreement).

“Eligible Loan” means, at any time, a Loan that satisfies each of the following criteria (in addition to the criteria set forth under the definition of “Eligible Asset”):

(i)	such Loan was made to, and is owing by, an Eligible Obligor;

(ii) if such Loan is a Premium Finance Loan, such Loan is secured by a valid and perfected first priority security interest in a single Eligible Policy, and the proceeds of such Loan were used solely to fund payments of premiums due under such Eligible Policy and any reasonable and customary closing expenses with respect to such Loan;

(iii) if such Loan is a Bridge Loan, (1) such Loan is secured by a valid security interest in a single Eligible Policy, (2) the proceeds of such Loan were used solely to pay off outstanding amounts due and payable under a premium finance loan and any reasonable and customary closing expenses with respect to such Loan and (3) the Obligor thereunder has entered into a binding agreement (a “Bridge Loan Take-Out Agreement”) with a third party purchaser to sell the Policy securing such Bridge Loan to such purchaser in a manner that satisfies all applicable requirements of the Operating Policies and Practices for a sale price (payable solely in cash) equal to or greater than the principal amount of such Bridge Loan and accrued interest therein and all other amounts payable by the Obligor thereunder;

(iv) the Asset Documents relating to such Loan include all of the Specified Documents (as defined in the Custodian Agreement), in each case substantially the form attached as part of Exhibit B-l or Exhibit B-2, as applicable, or in such other form as the Agent may approve in writing, such approval not to be unreasonably withheld, together with all other documentation required by the Operating Policies and Practices, all of which Asset Documents have been duly executed and completed in accordance with the Operating Policies and Practices;

(v) such Asset was initially funded by the related Initial Lender or Bridge Loan Lender, as applicable, out of its own funds, and such Initial Lender or Bridge Loan Lender, as applicable, held such Asset for its own account and for its own risk (without there being during such holding period any right or obligation on the part of any GWG Party or any other Person to purchase or acquire such Loan or any interest therein or otherwise cover any losses incurred by such Initial Lender or Bridge Loan Lender, as applicable, with respect thereto) for a period of not less than three (3) Business Days;

(vi) neither the Initial Lender nor any GWG Party has an equity interest in the related Policy;

(vii) such Loan is denominated and payable only in United States dollars in the United States by an Obligor located in the State of Minnesota and is governed by the laws of the State of Minnesota;

(viii) the related Insured has executed and delivered a personal guaranty in such form as the Agent may approve in writing (such approval not to be unreasonably withheld) covering (i) in the case of a Premium Finance Loan, not less than 10% of the maximum principal balance of such Loan (or such other percentage as may be approved in writing by the Agent in its sole discretion) and (ii) in the case of a Bridge Loan (to the extent such Loan is non-recourse to the related Obligor), 100% of the original principal amount owing under such Bridge Loan in the event such Bridge Loan is not paid or satisfied in full on its maturity date (it being understood that, pursuant to the terms of the related Asset Documents, the Bridge Loan may be satisfied by delivery of the related Policy);

(ix) such Loan (a) has not had any of its terms, conditions or provisions amended, modified, waived or rescinded other than in compliance with the Operating

Policies and Practices and the Related Documents, (b) has not been restructured for credit reasons at any time, (c) has not been satisfied, subordinated or rescinded and (d) has not had any material collateral securing such Loan released from the lien granted by the related Asset Documents;

(x)	such Loan does not provide for substitution, exchange or addition of collateral;

(xi) as of the date such Loan is first included in the Collateral, no payment under such Loan is past due;

(xii) such Loan has an original term to maturity of (A) in the case of a Premium Finance Loan, not less than 24 months and not more than 120 months and (B) in the case of a Bridge Loan, not less than 30 days and not more than 90 days, with the entire outstanding principal balance of such Loan and all accrued and unpaid interest thereon being due and payable in full on or before the date of such maturity;

(xiii) the Initial Lender relating to such Loan in the case of a Premium Finance Loan is an Approved Initial Lender, and the Bridge Loan Lender relating to such Loan in the case of a Bridge Loan is Opportunity Bridge Funding;

(xiv) none of the Initial Lender or the Bridge Loan Lender, as applicable, the applicable Seller, the Premium Finance Borrower or any other Person is obligated to make any additional loans or other extensions of credit to the related Obligor pursuant to the terms of the related Asset Documents;

(xv) the Asset Documents relating to such Loan incorporate customary and enforceable provisions permitting the holder of such Loan to accelerate the maturity date thereof and to enforce its security interest in the collateral securing such Loan upon the occurrence of an event of default thereunder (after giving effect to any applicable grace period), and the applicable Borrower, and its respective successors and assigns, shall be entitled to enforce all such rights under the related Asset Documents;

(xvi) the promissory note relating to such Loan constitutes an “instrument” or a “payment intangible” within the meaning of Article 9 of the UCC of all applicable jurisdictions, there is only one original of any instrument and such original is in the possession of the Custodian;

(xvii) such Loan is not assumable by another Person in a manner which would release the Obligor thereof or the related Insured from such Obligor’s or Insured’s obligations with respect to such Loan or any related Loan Document;

(xviii) as of the date such Loan is first included in the Collateral, no material default, breach, violation or event permitting acceleration under the terms of such Loan has occurred; no continuing condition that with notice or the lapse of time would constitute a material default, breach, violation, or event permitting acceleration under the terms of such Loan has arisen and all representations and warranties contained in the applicable Asset Documents are true and correct in all material respects; neither the

Initial Lender or the Bridge Loan Lender, as applicable, nor the applicable Seller nor any of their respective Affiliates shall waive or has waived any of the foregoing; and no collateral securing such Loan shall have been repossessed as of such date;

(xix) neither the applicable Seller nor the Initial Lender or the Bridge Loan Lender, as applicable, has made any other loans to the related Obligor, other than Loans made under the same Loan Agreement, which additional Loans have been (or within seven (7) Business Days of the date such Loans are made, shall be) sold to the Premium Finance Borrower pursuant to the Sale and Servicing Agreement;

(xx) pursuant to the related Asset Documents, each of the related Obligor and the related Insured expressly agrees to make all payments thereunder stated to be due by it thereunder without condition or deduction for any counterclaim, defense, recoupment or setoff;

(xxi) the related Obligor has been instructed to make all payments under such Loan directly to the Collection Account or a Deposit Account;

(xxii) no transfer by an Initial Lender or the Bridge Loan Lender, as applicable, to the applicable Seller, or by the applicable Seller to the applicable Borrower, of such Loan is or may be voidable under any section of the Bankruptcy Code;

(xxiii) such Loan has not been outstanding for more than 60 months;

(xxiv) in the case of a Premium Finance Loan for which the related purchase price has been escrowed with the Initial Lender, such escrow is in compliance with the terms of Section 2.04, the Initial Lender is not in default in respect of any of its obligations in respect of the related escrow arrangement and no bankruptcy, insolvency, receivership or similar proceeding has been instituted by or against such Initial Lender; and

(xxv) such Loan has been approved in writing by the Agent, in its sole discretion, as an “Eligible Loan” hereunder (it being expressly understood and agreed that the Borrower does not intend to ever request any such approval and the Agent does not intend to ever grant such approval).

“Eligible Obligor” means, at any time, an Obligor under a Loan that satisfies each of the following criteria:

(i) as of the date of purchase of the related Loan by the Premium Finance Borrower, such Obligor is a Life Insurance Trust settled by the related Insured, which Life Insurance Trust is organized under the laws of the State of Minnesota and the trustee of such Life Insurance Trust will either be an individual resident of the State of Minnesota or a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the State of Minnesota; and

(ii) the beneficiaries of such Obligor are individuals that are immediate family members or direct lineal descendants of the Insured with an insurable interest in the life of the Insured or an estate planning vehicle or trust all of the owners or beneficiaries of which have an insurable interest in the life of the Insured, and all of such owners or beneficiaries are direct lineal descendants of the Insured.

“Eligible Insured” means, at any time, an Insured that satisfies each of the following criteria:

(i)	the age of such Insured is greater than or equal to 65 years and less than or equal to 85 years;

(ii) the Life Expectancy of such Insured as of the date the related Asset is first included in the Collateral (or, in the case of a Loan, as of the date such Loan was first made) is less than or equal to 18 years;

(iii) each Servicer has continued access to such Insured’s medical records pursuant to a written authorization of such Insured;

(iv) such Insured qualifies for a standard (including “flat extras”) or preferred universal life insurance policy from the related Qualified Life Insurance Carrier;

(v)	such Insured is not a Prohibited Person;

(vi) such Insured and the related beneficiary are not related to or affiliated with the Initial Lender (if applicable), the related Life Settlement Provider (if applicable) or any GWG Party; and

(vii) at the time the Policy was acquired by the Life Settlement Borrower, the Insured was not known by the Life Settlement Borrower or any of its Affiliates to have a terminal, catastrophic, life threatening or chronic illness or medical condition; and

“Eligible Policy” means, at any time, a Policy that satisfies each of the following criteria:

(i)	the Insured under such Policy is an Eligible Insured;

(ii) no payment of premiums thereon remains unpaid after the due date therefor, and all premiums due during the next succeeding 30-day period (if any) have been paid in full in accordance with the terms of the related Policy Documents;

(iii) such Policy is an in-force, general account (i.e., non-variable), universal life insurance policy and is not (A) part of a group policy, (B) a term policy that is not convertible into a universal life insurance policy or (C) a fractional interest in a universal life insurance policy;

(iv) such Policy was issued by a Qualified Life Insurance Carrier and is governed by the laws of a Qualified State;

(v) in the case of a Policy securing a Loan, a Collateral Assignment in respect of such Policy in favor of the Premium Finance Borrower has been executed by the related Obligor and, in the case of a Premium Finance Loan that has been held by the Premium Finance Borrower for more than 60 days, has been acknowledged by the applicable Qualified Life Insurance Carrier, which Collateral Assignment is in the possession of the Custodian;

(vi) in the case of a Purchased Policy, (A) the Titling Trust owns (or, in the case of an Escrow Policy, will own upon release of the Purchase Price pursuant to the related Eligible Escrow Agreement) 100% of the legal and beneficial interest in such Policy and the related Qualified Life insurance Carrier has confirmed (or, in the case of an Escrow Policy, will confirm within 30 days of the date such Policy is first included in the Eligible Policies hereunder) such ownership in writing in accordance with its standard documentation for effecting a change of ownership, (B) the Life Settlement Borrower owns 100% of the interests in such Titling Trust and the Titling Trust has issued a Trust Certificate to the Life Settlement Borrower evidencing such ownership in form and substance satisfactory to the Agent, which certificate has been duly endorsed by the Life Settlement Borrower in blank and is in the possession of the Custodian, (C) the Titling Trust has duly executed and delivered a Titling Trust Security Agreement in favor of the Agent, pursuant to which the Titling Trust has granted to the Agent a first priority perfected security interest in such Policy to secure the Obligations and (D) if such Purchased Policy has been held by the Life Settlement Borrower for more than 60 days, a Collateral Assignment in respect of such Policy executed by the Titling Trust in favor of the Agent has been acknowledged and consented to by the applicable Qualified Life Insurance Carrier, which Collateral Assignment is in the possession of the Custodian, such that the Agent has a first priority perfected security interest in such Policy;

(vii) such Policy is in full force and effect; the related Qualified Life Insurance Carrier confirmed such effectiveness to the applicable Seller on or about the time the related Asset was acquired by such Seller; and such Policy is not being contested by the Qualified Life Insurance Carrier and is not the subject of any action, suit, investigation, proceeding, dispute (pending or threatened), and is not subject to a right of rescission, setoff, counterclaim, subordination, recoupment, defense, abatement, suspension, deferment, deductible, reduction or termination which has been asserted or threatened with respect to such Policy;

(viii) such Policy is not subject to any Adverse Claims (other than Adverse Claims in favor of the applicable Borrower and Permitted Liens) and no Policy Loans are outstanding thereunder;

(ix) in the case of a Purchased Policy other than a Contestable Policy, the payment of the death benefit cannot be denied for any reason except for non-payment of premium;

(x) in the case of a Policy securing a Loan, in the event the payment of the death benefit is denied for any reason, the related Qualified Life Insurance Carrier will be obligated to refund all payments of premium received by it under such Policy and neither such Policy nor any applicable law, rule or regulation prohibits or restricts such payment;

(xi) such Policy provides for a lump-sum payment of the death benefit, and the death benefit under such Policy is payable only upon the death of the related Insured;

(xii) the death benefit for such Policy is less than $ 15,000,000;

(xiii) such Policy constitutes the legal, valid and binding obligation of the applicable Qualified Life Insurance Carrier, enforceable against such party in accordance with its terms, except as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(xiv) the related premiums and death benefit under such Policy are denominated and payable solely in U.S. dollars;

(xv) unless otherwise approved in writing by the Agent in its good faith discretion, such Policy has not been previously settled, pledged or otherwise transferred in whole or in part to any other Person other than (A) in the case of a Purchased Policy, by the Insured (or a related Life Insurance Trust established for the sole benefit of the immediate family members or estate of the Insured) to an Approved Lender (as defined below) as collateral for a premium finance loan made by such Approved Lender pursuant to an Approved Premium Finance Program (as defined below) at the time such Policy was initially issued; provided that such loan shall have been repaid in full, and any related Adverse Claim held by such Approved Lender shall have been fully released in writing, on or prior to the date such Policy is first included in the Collateral hereunder pursuant to a written release in a form that has been approved in writing by the Agent, (B) in the case of a Purchased Policy, by the Insured to the applicable Seller or another Life Settlement Provider that has been approved in writing by the Agent and (if applicable) by such Life Settlement Provider to the applicable Seller, in each case in accordance with the Operating Policies and Practices and the related Asset Documents, (C) as collateral for an Eligible Loan included in the Collateral hereunder in accordance with the related Asset Documents and (D) by the applicable Seller to the applicable Borrower or the Titling Trust, and by the applicable Borrower or the Titling Trust to the Agent, in each case pursuant to the Related Documents;

(xvi) the premiums of which have not been funded, directly or indirectly, with the proceeds of any loan (other than an Eligible Loan or a premium finance loan made by an Approved Lender pursuant to an Approved Premium Finance Program);

(xvii) in which no Person has, or has had from the date of issue of such Policy, a direct or indirect interest in the proceeds of the Policy, other than (i) individuals that are immediate family members or direct lineal descendants of the Insured with an insurable interest in the life of the Insured, (ii) an estate planning vehicle or trust all of the owners or beneficiaries of which have an insurable interest in the life of the Insured, and all of such owners or beneficiaries are immediate family members or direct lineal descendants of the Insured, (iii) the applicable Seller pursuant to the related Asset Documents and the Related Documents, (iv) the applicable Borrower pursuant to the related Asset Documents and the Related Documents, (v) the Agent for the benefit of the Secured Parties and (vi) in the case of a Purchased Policy, the related Approved Lender pursuant to an Approved Premium Finance Program and any applicable Life Settlement Provider;

(xviii) the annual premiums due under such Policy from the time of its issuance through the related Insured’s Life Expectancy does not exceed 10% of the related Net Death Benefit, and such Policy does not permit any decrease in the Net Death Benefit;

(xix) upon or immediately after acquisition of such Policy by the applicable Borrower, the related Qualified Life Insurance Carrier has been directed under a Collateral Assignment to make all payments under such Policy directly to the Collection Account or a Deposit Account;

(xx) the Asset Documents relating to such Policy include the related Policy File, the related Purchase and Sale Agreement, the related Origination Agreement (if applicable) and the other Specified Documents (as defined in the Custodian Agreement), in each case in substantially the form attached as part of Exhibit B-l, B-2 or B-3, as applicable or in such other form as the Agent may approve in writing, such approval not to be unreasonably withheld (provided, however, that any variation from any such form resulting from a change in applicable law shall not require the consent of the Agent), together with all other documentation required by the Operating Policies and Practices, all of which Asset Documents have been duly executed and completed in accordance with the Operating Policies and Practices;

(xxi) in the case of a Purchased Policy, unless otherwise approved in writing by the Agent in its good faith discretion, such Policy was purchased by the applicable Seller directly from (A) the Insured (or a related Life Insurance Trust established for the sole benefit of the immediate family members or estate of the Insured) or (B) a Life Settlement Provider pursuant to an Origination Agreement and a Purchase and Sale Agreement, which Life Settlement Provider (x) purchased such Policy directly from the Insured (or a related Life Insurance Trust established for the sole benefit of the immediate family members or estate of the Insured), (y) has been approved in writing by the Agent and (z) is duly licensed under the laws of the State where the Insured is located;

(xxii) all representations and warranties contained in the applicable Asset Documents are true and correct in all material respects;

(xxiii) in the event a death certificate is submitted in respect of such Policy, the death benefit under such Policy is required to be paid within 60 days after such submission, and such Policy shall be no longer constitute an “Eligible Policy” hereunder if such death benefit is not received in the Collection Account within 60 days after such submission;

(xxiv) if the Insured was married at the time the Policy was issued or at any time thereafter that the Insured or any related trust owned such Policy, the consent of the Insured’s spouse was obtained to the transfer of such Policy in the manner contemplated by the related Asset Documents;

(xxv) the Qualified Life Insurance Carrier has not withheld taxes from any amounts owing to the applicable Borrower with respect to such Policy or any other Policy included in the Collateral;

(xxvi) the related seller of the Policy under the applicable Purchase and Sale Agreement is domiciled in a Qualified State;

(xxvii) the Custodian has received the Policy File relating to such Policy and is holding such Policy File in accordance with the terms of the Custodian Agreement;

(xxviii)in the case of a Policy securing a Loan, (A) the Policy will be delivered to the Life Insurance Trust that is the Obligor on such Loan at an office of the trustee for such Life Insurance Trust in Minnesota, and such trustee will execute and deliver in Minnesota the trust agreement pursuant to which such Life Insurance Trust is created and the other Loan Documents to which the Life Insurance Trust is a party, (B) the insurer issuing the Policy will be licensed to transact insurance in Minnesota, (C) the Policy will be one or more individual (not group) policies of life insurance that comply with and are issued pursuant to Minnesota law, (D) the Policy will be solicited, negotiated and sold by a producer duly licensed as a resident or non-resident agent under, and acting in compliance with, Minnesota law, (E) neither the Initial Lender nor any of the GWG Parties nor any of their respective Affiliates will be involved in any manner in the solicitation, negotiation or sale of, or transacting, the Policy, (F) neither the Initial Lender nor any of the GWG Parties nor any of their respective Affiliates will be compensated in any manner by the related insurer and (G) the Insured will be free to select an insurance company of his or her choice for purposes of providing the Policy; and

(xxix) a credit event giving rise to a cash settlement payment has not occurred under a CDS Transaction referencing debt obligations of the Qualified Life Insurance Carrier with respect to such Policy.

“Qualified State” means:

(i) in the case of Premium Finance Loans, any state in the United States (other than Alaska and Virginia) so long as (A) the Initial Lender is MidCountry Bank and MidCountry Bank continues to be a federal savings bank, (B) no licenses or other authorizations are required to be obtained by any GWG Party in order to purchase Premium Finance Loans originated in such state in the manner contemplated by the related Asset Documents and the Related Documents and (C) with respect to any state, if the aggregate Collateral Balance of the Premium Finance Loans for which the related Insured is a resident in such state is equal to or greater than 5% of the Eligible Asset Balance, the Agent has received an opinion in form and substance satisfactory to it regarding the compliance of the related Loan Documents with the laws of such state;

(ii) in the case of Bridge Loans, any state approved in writing by the Agent in its sole discretion (it being understood that, unless and until the Agent otherwise agrees in writing in its sole discretion, there shall be no Qualified States with respect to the Bridge Loans and accordingly none of the Bridge Loans shall be Eligible Assets hereunder); and

(iii) in the case of Purchased Policies, each state (A) that has been approved in writing by the Agent in its sole discretion as a Qualified State hereunder with respect to Purchased Policies, as set forth on Schedule VI hereto (as amended from time to time by the Agent as provided below), (B) where the applicable Life Settlement Provider has all licenses and other authorizations required to be obtained by it (if any) in order to purchase Policies in such state in the manner contemplated by the relevant Asset Documents, and the Agent has received evidence reasonably satisfactory to it of the same, (C) where neither the Borrower nor the Titling Trust is required to obtain any license or other authorization in order to acquire such Purchased Policies originated in such state in the manner contemplated by the Related Documents and (D) with respect to any state, if the aggregate Collateral Balance of the Purchased Policies for which the related seller under the applicable Purchase and Sale Agreement is domiciled in such state, is equal to or greater than 5% of the Eligible Asset Balance, the Agent has received an opinion in form and substance satisfactory to it regarding the compliance of the related Policy Documents with the laws of such state; provided that, in the case of a Purchased Policy that is a Contestable Policy, each Qualified State must be an Unregulated State; and provided further that the Agent may, at any time in its discretion, deliver an updated Schedule VI to the Borrowers, in which case Schedule VI shall automatically be deemed to have been amended and restated to read as set forth in such new Schedule VI effective upon the date of such delivery.

“Unregulated State” any state set forth in Schedule VII hereto, as amended from time to time by the Agent, so long as such state has not adopted a law, rule or regulation relating to life settlements; provided that the Agent may, at any time in its discretion, deliver an updated Schedule VII to the Borrowers, in which case Schedule VII shall automatically be deemed to have been amended and restated to read as set forth in such new Schedule VII effective upon the date of such delivery.

“Approved Lender” means any lender that has been approved in writing by the Agent in its sole discretion as an “Approved Lender” hereunder.

“Approved Premium Finance Program” means a program for the origination of premium finance loans by an Approved Lender pursuant to loan documents the forms of which have been furnished to, and have been approved in writing by, the Agent in its sole discretion.

B. Additional UCC Representations

1. Lawful Assignment. No Asset has been originated in, or is subject to the laws of, any jurisdiction under which the sale, transfer, and assignment of such Asset to the applicable Borrower under the Sale and Servicing Agreement or the grant of a security interest in such Asset under this Agreement shall be unlawful, void, or voidable. None of the GWG Parties nor any of their respective Affiliates has entered into any agreement with any account debtor that prohibits, restricts or conditions the assignment of any portion of the Assets.

2. All Filings Made. All filings or other action (including, without limitation, UCC filings and notices required to be delivered under the common law) necessary in any jurisdiction to give the applicable Borrower a first priority perfected ownership interest in the Assets and the Other Conveyed Property and to give the Agent a first priority perfected security interest in the Collateral, to the extent required under this Agreement, have been made.

3. Tax Liens. As of the date on which any Asset is first included in the Collateral, there is no lien against any collateral, if any, securing such Asset for delinquent taxes.

4. Creation. The Sale and Servicing Agreement creates a valid and continuing security interest in the Assets in favor of the Borrowers which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from either Seller; and this Agreement creates a valid and continuing security interest in the Assets in favor of the Agent (for the benefit of the Secured Parties), which security interest is prior to all other Adverse Claims, and is enforceable as such as against creditors of and purchasers from the Borrower.

5. Good Title. No Asset has been sold, transferred, assigned, or pledged by either Seller or any Affiliate thereof to any Person other than directly to the Borrowers pursuant to the Sale and Servicing Agreement. Immediately prior to the transfer and assignment contemplated by the Sale and Servicing Agreement, the applicable Seller had (or, in the case of an Escrow Policy, will acquire upon release of the Purchase Price pursuant to the related Eligible Escrow Agreement) good and marketable title to each Asset, and was (or, in the case of an Escrow Policy, will be upon release of the Purchase Price pursuant to the related Eligible Escrow Agreement) the sole owner thereof, free and clear of all Adverse Claims (except for those released on or before the date on which such Asset first became a Asset and Permitted Liens) and, immediately upon the transfer thereof to the Borrowers under the Sale and Servicing Agreement, the Borrowers shall have acquired (or, in the case of an Escrow Policy, will acquire upon release of the Purchase Price pursuant to the related Eligible Escrow Agreement) good and marketable title to each such Asset, and will be the sole owner thereof, free and clear of all Adverse Claims (other than Permitted Liens), and the transfer has been perfected under the UCC or common law, as applicable. No Person has a participation in, or other right to receive, proceeds of any Asset except as provided in this Agreement. None of the GWG Parties nor any Affiliate thereof has taken any action to convey any right to any Person, other than the Borrowers or the Agent, that would result in such Person having a right to payments due under such Asset.

6. Perfection, Each of the applicable Seller and the applicable Borrower has caused or will have caused, on or prior to the Closing Date, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions and the giving of all notices under applicable law in order to perfect such Borrower’s interest in the Assets relating to their sale from such Seller to such Borrower and the security interest in the Assets granted by such Borrower to the Agent (for the benefit of the Secured Parties) under this Agreement.

7. No Other Interest. Other than the transfer of the Assets to Borrowers under the Sale and Servicing Agreement and Permitted Liens, none of the Borrowers, the Sellers or any of their respective Affiliates has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Assets (unless such interest has been released). None of the Borrowers, the Sellers or their Affiliates has authorized the filing of, or is aware of any financing statements that include a description of collateral covering the Assets other than any financing statement relating to the sale to the Borrowers under the Sale and Servicing Agreement or the security interest granted to the Agent (for the benefit of the Secured Parties) under this Agreement or that has been released or terminated or is a Permitted Lien.

8. No Notations. None of the tangible chattel paper or instruments that constitute or evidence the Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Borrowers and the Agent (for the benefit of the Secured Parties).

ANNEX IV TO

CONSENT AND AMENDMENT NO. 1

SCHEDULE VI TO

CREDIT AND SECURITY

AGREEMENT

LIST OF APPROVED QUALIFIED STATES FOR PURCHASED POLICIES

Each Unregulated State

Arkansas

California*

Colorado

Connecticut

Florida

Georgia

Illinois**

Indiana

Iowa

Kansas

Kentucky

Louisiana

Maine

Maryland

Minnesota

Mississippi

Montana

Nebraska

Nevada

New Jersey

New York***

North Carolina

Ohio

Oklahoma

Pennsylvania

Tennessee

Texas

Utah

Virginia

Wisconsin

* California shall satisfy clause (iii)(A) of the definition of “Qualified State” with respect to a Life Settlement Provider that is not licensed as a life settlement provider in California if and only if the Life Settlement Provider (i) was lawfully transacting life settlement business in California prior to July 1, 2010, (ii) has filed its life settlement provider license application with the California Department of Insurance on or prior to September 1, 2010, (iii) is in compliance with all procedures in order for it to continue conducting life settlement business in California pending review and approval of its life settlement provider license application, (iv) is listed on the California Department of Insurance’s

ANNEX IV TO

CONSENT AND AMENDMENT NO. 1

official website list of entities that are currently authorized to operate as life settlement providers in California and (v) has not withdrawn its life settlement provider license application or had such application denied.

** Illinois shall satisfy clause (iii)(A) of the definition of “Qualified State” with respect to a Life Settlement Provider that is not licensed as a life settlement provider in Illinois if and only if the Life Settlement Provider (i) was a licensed viatical settlement provider under Illinois law prior to July 1, 2010, (ii) continues to satisfy all requirements to hold such license and such license has not been non-renewed, suspended or revoked by the Illinois Department of Insurance, and (iii) complied, on or before July 1, 2010, with the various procedures and requirements and paid the fees listed in Section 10 of the Illinois Viatical Settlements Act and in the Illinois Department of Insurance Bulletin 2010-03.

*** New York shall satisfy clause (iii)(A) of the definition of “Qualified State” with respect to a Life Settlement Provider that is not licensed as a life settlement provider in New York if and only if the Life Settlement Provider (i) was lawfully transacting life settlement business in New York prior to the effective date of the New York Life Settlement Act, (ii) has filed its life settlement provider license application with the New York State Insurance Department, (iii) has complied, and continues to comply, with the various requirements and procedures outlined in Section 21 of the New York Life Settlement Act, pending review and approval of its life settlement provider license application, (iv) is listed on the New York State Insurance Department’s official website list of entities that may lawfully operate as life settlement providers in New York and (v) has not withdrawn its life settlement provider license application or had such application denied.

ANNEX V TO

CONSENT AND AMENDMENT NO. 1

SCHEDULE VII TO

CREDIT AND SECURITY

AGREEMENT

LIST OF UNREGULATED STATES

Alabama

Arizona

Delaware

District of Columbia

Hawaii

Massachusetts

Michigan

Missouri

New Mexico

South Carolina

South Dakota

Wyoming

ANNEX VI TO

CONSENT AND AMENDMENT NO. 1

SCHEDULE VIII TO

CREDIT AND SECURITY

AGREEMENT

LIFE SETTLEMENT PROVIDERS

GWG Life Settlements, LLC

Magna Life Settlements, Inc.